UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CNB CORPORATION
(Name of Registrant as Specified in Its Charter)

Willis J. Duncan, W. Jennings Duncan, Harriett B. Duncan ________________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Willis J. Duncan	W. Jennings Duncan
1207 Fifth Avenue	515 Tenth Avenue
Conway, South Carolina 29526	Conway, South Carolina 29526
dunc06@sccoast.net
(843) 248-4119

September 12, 2005

Dear Shareholder,

We are writing to you today to report on what we view as a series of unfortunate events that have recently occurred at your company, CNB Corporation (the “Company”), and its subsidiary, The Conway National Bank (the “Bank”). We write to ask for your support in our efforts as we attempt to reverse these actions.

On June 14, 2005, just over a month after the shareholders meeting, five of our nine directors, including three of the four elected at the May 10 meeting, decided without prior notice to change the management of the Company and Bank by taking actions to: (i) remove us from our respective positions as Chairman and President; (ii) remove each of us from the Bank’s Board of Directors; (iii) appoint H. Buck Cutts interim Chairman; (iv) promote Robert P. Hucks as President and Paul R. Dusenbury as Executive Vice President; (v) enter 5 year employment agreements with Hucks and Dusenbury with substantial increases in salary and potential bonuses with termination protection; and (vi) change certain Bylaws of the Company and the committee structures of the Company and the Bank. These five Directors are H. Buck Cutts, Paul R. Dusenbury, Robert P. Hucks, Richard M. Lovelace, Jr. and Howard B. Smith, III (collectively, the “Group of Five”).

Just minutes prior to the June 14, 2005 meeting, Directors Cutts and Lovelace on behalf of the Group of Five sought to have us resign our positions as Chairman and President and as Directors of the Bank under the threat of being “forcibly ousted.” We both refused the request. Following this refusal, Director Lovelace took it upon himself to preside at the Board of Directors meeting, and Directors Lovelace and Smith then proceeded to propose motions to pass the actions set forth in their prearranged script. These actions are summarized in the enclosed Shareholder Referendum for CNB Corporation. When the prearranged script was completed, we were asked for our keys to the Bank and escorted out of the building.

We believe that the actions taken based upon the votes of the Group of Five on June 14, 2005 were improper for a number of reasons. First, we believe that in order to obtain a majority of 5 votes out of the 9 votes on the Board of Directors, Directors Hucks and Dusenbury were induced to join in a plan by Directors Cutts, Lovelace, and Smith to take control of the Board of Directors. We believe this inducement was the promotions, employment agreements, and substantial raises and bonuses proposed by Lovelace and Smith and voted for by the Group of Five. Prior to the approval of these agreements in the June 14, 2005 board meeting, neither the Board of Directors nor any board committee of the Company or the Bank: (i) authorized the development of employment agreements; (ii) negotiated or authorized anyone else to negotiate employment agreements; (iii) authorized the employment of compensation consultants in relation to employment agreements; (iv) authorized the employment of legal counsel in relation to employment agreements; or (v) considered, discussed or deliberated employment agreements.

In addition, at the Board of Directors meeting: (i) there was no discussion of the salaries, bonuses or terms of the employment agreements; (ii) copies of the agreements were not provided to us; (iii) copies of the agreements only were provided to directors Cushman and Barnette just prior to the meeting being convened; (iv) no explanation was given as to why these agreements were necessary, fair and reasonable; and (v) the final approval was given to a new Compensation Committee made up of Directors Cutts, Lovelace, and Smith, two of whom proposed the resolutions for the agreements.

In addition to the above, we also believe the terms of these 5 year employment agreements are unfair to the Company and the Bank, because the employment agreements provide a guarantee of the base salaries and 25% target bonuses during the agreements’ term if termination occurs without cause, or if there is a substantial alteration of their positions or duties or a reduction in their base salary or 25% target bonuses. In addition, we believe the compensation in the agreements is excessive and unfair when compared with the compensation Hucks and Dusenbury previously received and with W. Jennings Duncan’s salary and bonus as President, as reported in the Proxy for the May 10 meeting. The size of the raises and bonus increases are summarized in the enclosed Shareholder Referendum for CNB Corporation.

We also believe the Bylaw amendments and committee changes proposed and passed on June 14, 2005 by the Group of Five were intended to entrench the new management and their control of the Company and Bank. Two of the four Bylaw amendments proposed and for which the Group of Five voted were improper because the Company’s Articles of Incorporation reserves the power to amend these Bylaws to a favorable shareholder vote of 80% of the outstanding shares. The four Bylaw amendments also are summarized in the enclosed Shareholder Referendum for CNB Corporation.

As shareholders, this is your Bank and your Company. We believe that it is important that the shareholders be afforded an opportunity to make themselves heard, and to send a message to these Directors. Therefore, we are asking you to review, sign and return the last page of the shareholder referendum, which is the blue page. We are asking you to send a message to the Group of Five by demanding that the actions taken on June 14, 2005 be voided and requesting that the Group of Five resign their board seats effective immediately.

We hope to receive the support of at least 50% of the voting shares of the Company in favor of this demand and resignation request. Unfortunately, this demand and resignation request will not be binding on the Company or its Board of Directors. However, if we receive the support of greater than 50% of the voting shares of the Company, and these Directors do not resign and take action to void these actions and the employment agreements, you will know that these Directors have ignored the desires of the majority of the Company’s shareholders. In that case, you will be able to take appropriate action to make changes next year at the annual shareholders’ meeting. At this meeting, we intend to nominate an alternative slate of directors to replace Directors Dusenbury and Lovelace, whose terms will be expired, and to nominate Willis J. Duncan for re-election. Should we need to elect an alternative slate of directors at next year’s shareholder meeting, we will file a full proxy statement with more detailed information regarding our proposals. Please read such proxy statement if and when it is distributed.

Because the above referendum is not binding, we, together with Harriette Duncan, have instituted a lawsuit against the Group of Five. In this lawsuit, claims are asserted: (i) to remove the Group of Five as directors of the Company under a South Carolina statute which allows shareholders holding 5% of the Company’s shares to seek removal of directors if the directors engaged in fraudulent or dishonest acts or gross abuse of authority in discharge of their duties and removal is in the best interest of the Company; (ii) as a shareholder derivative claim, seeking to void the actions taken on June 14, 2005 based upon conflicts of interest and the unfairness of these actions to the Company and Bank; (iii) as a shareholder derivative claim, on behalf of the Company against the Group of Five alleging they engaged in a civil conspiracy; and (iv) seeking relief on behalf of the Company and Bank to void the actions taken on June 14, 2005, including the employment agreements of Hucks and Dusenbury, and damages and attorney fees against the Group of Five. The lawsuit also includes claims by us against the Group of Five for damages and attorney fees caused by their actions and seeking declaratory judgment that certain of the actions taken on June 14, 2005 were improper and void.

As you know, the process of litigation of these claims can take considerable time to reach resolution, and the results of any litigation are uncertain. Likewise, engaging in a shareholder proxy contest is an expensive and time consuming endeavor. Because the Bylaws of the Company require the affirmative vote of 80% of the outstanding shares to remove a director during his term of service, we are not at this time seeking to obtain the necessary votes to call a special shareholders meeting and engage in a proxy contest to remove the Group of Five. Therefore, we are asking you to review, sign and return the last page of the attached shareholder referendum, because this referendum may result in a quicker resolution and reversal of these actions than either the above lawsuit or the slow process of removing the Group of Five as their terms of service as Directors expire. We have enclosed a self addressed stamped envelope for you to use in returning the signed referendum.

If you have any questions, please contact W. Jennings Duncan at the address and telephone number above. We appreciate your taking the time to review these materials, we appreciate your past support and we hope that we can count on your continued support at this critical juncture in the life of your Company and your Bank.

Sincerely Yours,

/s/ Willis J. Duncan                                        /s/ W. Jennings Duncan
Willis J. Duncan                                              W. Jennings Duncan

CERTAIN INFORMATION CONCERNING PARTICIPANTS

These materials are being sent by or on behalf of Willis J. Duncan, W. Jennings Duncan, and Harriette B. Duncan, who may participate in the solicitation of proxies for the election of an alternate slate of directors at the Company’s next annual shareholders meeting. In that event, they will file with the SEC a proxy statement and other relevant documents in support. INVESTORS ARE URGED TO READ THE PROXY STATEMENT IF AND WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A description of the interests of these three participants in the Company is provided in a Schedule 13D which they filed with the Securities and Exchange Commission on September 6, 2005. You can obtain a copy of the 13D and the proxy statement if and when one is filed by the participants free of charge at the SEC’s website at www.sec.gov.

SHAREHOLDER REFERENDUM FOR CNB CORPORATION

WHEREAS, on April 8, 2005, CNB Corporation (the “Company”), holding company for its wholly owned subsidiary The Conway National Bank (the “Bank”), issued a proxy statement in connection with its annual shareholder meeting to be held on May 10, 2005 soliciting votes for the following directors, representing four of the nine directors then in office:

Harold G. Cushman, Jr. H. Buck Cutts Robert P. Hucks Howard B. Smith, III

WHEREAS, such proxy statement reported that Willis J. Duncan was the Chairman of the Board of the Company and Bank and W. Jennings Duncan was the President of the Company and Bank; and

WHEREAS, on May 10, 2005, the shareholders of the Company voted to elect the four nominated directors to serve new three year terms as members of the Company’s Board of Directors; and

WHEREAS, on June 14, 2005, three of these recently elected directors, H. Buck Cutts, Robert P. Hucks and Howard B. Smith, III, along with two other directors, Paul R. Dusenbury and Richard M. Lovelace, Jr., voted for resolutions to:

•	Remove Willis J. Duncan as the Chairman of the Board of Directors of the Company and of the Bank;
•	Remove W. Jennings Duncan as the President of the Company and of the Bank;
•	Remove Willis J. Duncan and W. Jennings Duncan as directors of the Bank;
•	Appoint H. Buck Cutts as the interim Chairman of the Board of Directors of the Company and of the Bank;
•	Appoint Robert P. Hucks as the President of the Company and of the Bank;
•	Appoint Paul R. Dusenbury as the Executive Vice President and Chief Financial Officer of the Company and of the Bank;
•	Approve 5 year employment agreements with substantially increased salaries and bonuses for Hucks and Dusenbury;
•	Remove Willis J. Duncan and W. Jennings Duncan from all Board of Director Committees of the Company and Bank;
•	Dissolve the Executive Committee;
•	Create a new Compensation Committee of the Company and Bank with the authority to determine the compensation and terms of employment of executive officers of the Company and Bank and appointing Cutts, Lovelace and Smith as the members of this committee;
•	Create a new Governance and Nominating Committee of the Company and Bank and appointing Cutts and Smith as two of the three members of the committee;

•	Amend the Company’s Bylaws to provide that a special meeting of shareholders can be called only by shareholders controlling 50% of the voting shares, rather than the prior requirement of only 10% of the voting shares;
•	Amend the Company’s Bylaws to raise the percentage of shareholders required to constitute a quorum at a meeting from 1/3 to a majority of the outstanding shares;
•	Amend the Company’s Bylaws to require a majority of directors to call a special meeting of the board of directors instead of the prior requirement of only two directors; and
•	Amend the Company’s Bylaws to raise the number of directors required to constitute a quorum from 1/3 to a majority of the directors then serving.

WHEREAS, the employment agreements of Hucks and Dusenbury, among other provisions, assure they will receive their base salaries and target bonus for the term of the agreements, if their employment is terminated during the term of the agreements without cause, if there is a reduction in their base salaries and target bonuses, or there is a substantial alteration of their positions or duties, which severance terms are believed to be excessive and unfair to the Company and Bank and impairs the ability of the Company or Bank to remove these officers; and

WHEREAS, Hucks would receive a base salary of $230,000, which constitutes an increase of 41% over his 2004 annual salary and an increase of 25% over the 2004 annual salary of W. Jennings Duncan, as President; and

WHEREAS, Hucks would have the potential to receive an annual bonus of between 25% and 50% of his base salary, an increase in excess of between 127% and 354% over the value of his 2004 bonus and an increase in excess of between 101% and 303% over the value of the 2004 annual bonus of W. Jennings Duncan, as President; and

WHEREAS, Dusenbury would receive a base salary of $190,000, which constitutes an increase of 26% over his 2004 annual salary; and

WHEREAS, Dusenbury would have the potential to receive an annual bonus of between 25% and 50% of his base salary, an increase in excess of between 101% to 303% over the value of his 2004 bonus; and

WHEREAS, prior to the June 14, 2005 Board of Directors meeting, the entire Board of directors was not apprised of the purpose of the meeting nor given access to the employment agreements proposed to be approved at the meeting, and neither the Board of Directors, the Executive Committee, or any other committee of the Board of Directors had previously:

•	authorized the development of employment agreements for Hucks and Dusenbury;
•	negotiated or authorized anyone else to negotiate employment agreements with Hucks or Dusenbury;
•	authorized or engaged any compensation consultants in relation to employment agreements with Hucks or Dusenbury;

•	authorized the engagement of legal counsel in relation to employment agreements for Hucks or Dusenbury;
•	reviewed the reasonableness of the terms of these agreement in comparison to other similar agreements granted to other similarly situated executives at other comparably sized community banks; or
•	considered, discussed, or deliberated these actions prior to the June 14, 2005 board meeting; and

WHEREAS, these actions substantially and materially change the management structure of the Company and Bank contrary to the disclosures set forth in the proxy statement for the Company’s 2005 annual shareholder meeting; and

WHEREAS, we believe the above actions involved a conflict of interest and are unfair to the Company and Bank; and

WHEREAS, we believe the actions taken and amendments purported to have been made to the Company’s Bylaws were proposed to entrench the new management; and

WHEREAS, two of the Bylaw changes were made in contravention of the Company’s Articles of Incorporation which require an affirmative vote of 80% of the outstanding shares of the Company to change such Bylaws; and

WHEREAS, the shareholders wish to remove the five directors who proposed and voted for the foregoing actions and void the actions taken by them, including the employment agreements for Hucks and Dusenbury;

NOW THEREFORE, let it be known that the undersigned shareholders of the Company do hereby resolve and demand the following:

•	That the following directors resign their positions as directors effective immediately:

H. Buck Cutts Paul R. Dusenbury Robert P. Hucks Richard M. Lovelace, Jr. Howard B. Smith, III

•	That the above actions taken at the June 14, 2005 meeting and passed with the votes of the five directors listed above, including the employment agreements granted to Robert P. Hucks and Paul R. Dusenbury, be voided based upon conflict of interest and as unfair to the Company and Bank.

SIGNATURE PAGE TO

SHAREHOLDER REFERENDUM FOR CNB CORPORATION

On behalf of all shares of CNB Corporation held or owned by me or standing in my name, I do hereby resolve and demand the following:

•	That the following directors resign their positions as directors effective immediately:

H. Buck Cutts Paul R. Dusenbury Robert P. Hucks Richard M. Lovelace, Jr. Howard B. Smith, III

•	That the actions taken at the June 14, 2005 meeting and passed with the votes of the five directors and listed in the SHAREHOLDER REFERENDUM FOR CNB CORPORATION, including the employment agreements granted to Robert P. Hucks and Paul R. Dusenbury, be voided based upon conflict of interest and as unfair to the Company and Bank.

By: ____________________________
(Signature)

_______________________________
(Print or Type Name)

_______________________________
(Date)

{Please sign and date this page of the Referendum, (signing your name as set forth on the label above) and please return it in the enclosed self addressed stamped envelope to:

W. Jennings Duncan
515 Tenth Avenue
Conway, South Carolina 29526}